UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Executive Cash Bonus Awards
     On July 27, 2005, the Compensation Committee determined the amount of discretionary bonuses payable to the executive officers of Digene Corporation (the “Company”) based on the Company’s and such officers’ performance during fiscal 2005. On the recommendation of the Compensation Committee, Mr. Jones’s bonus was approved by the independent members of the Board of Directors on July 28, 2005. The executive officers of the Company will each receive the following fiscal 2005 bonus payable in cash in September 2005:

Executive Officer	Fiscal 2005 Cash Bonus
Evan Jones	$189,500
Charles M. Fleischman	$153,000
Robert McG. Lilley	$108,000
Attila Lorincz, Ph.D.	$98,000
Vincent J. Napoleon	$45,000
Belinda O. Patrick	$85,000
Joseph P. Slattery	$71,500
Donna Marie Seyfried	$65,000
Performance Share Awards
     On July 27, 2005, the Compensation Committee awarded the following performance shares under the Company’s Amended and Restated 1999 Incentive Plan to the executive officers of the Company (on the recommendation of the Compensation Committee, Mr. Jones’s award of performance shares was approved by the independent members of the Board of Directors on July 28, 2005):

			Estimated Future Payouts
	Number of
	Performance	Performance
Name	Shares	Period	Threshold (#)	Target (#)	Maximum (#)
Evan Jones	8,070	7/28/05-7/28/08	4,035	8,070	16,140
Charles M. Fleischman	6,944	7/27/05-7/27/08	3,472	6,944	13,888
Robert McG. Lilley	3,472	7/27/05-7/27/08	1,736	3,472	6,944
Attila Lorincz, Ph.D.	4,630	7/27/05-7/27/08	2,315	4,630	9,259
Vincent J. Napoleon	3,472	7/27/05-7/27/08	1,736	3,472	6,944
Belinda O. Patrick	3,472	7/27/05-7/27/08	1,736	3,472	6,944
Joseph P. Slattery	3,472	7/27/05-7/27/08	1,736	3,472	6,944
Donna Marie Seyfried	2,894	7/27/05-7/27/08	1,447	2,894	5,787

Performance share awards will be earned if the Company achieves certain threshold cumulative revenue and earnings objectives for the 2006, 2007 and 2008 fiscal years. If earned, awards will be paid in accordance with the Company’s Amended and Restated 1999 Incentive Plan on the later of the end of the performance period or the date of the determination that the revenue and earnings objectives have been met. In the event of a change of control, performance share awards will fully vest. A participant must be an employee of the Company at the end of the performance period to receive a payout.
Non-Employee Director Compensation Policy
     On July 28, 2005, the Board of Directors approved certain changes to the Company’s non-employee director compensation policy. The revised policy is effective immediately following the Company’s 2005 annual stockholders meeting, which is scheduled to be held on October 26, 2005, and provides that each non-employee director is entitled to receive:
•	an annual retainer fee of $25,000 and an additional annual retainer of $10,000 for the Audit Committee Chair, $5,000 for the other Audit Committee members and $5,000 for the Compensation Committee Chair;

•	a fee of $1,500 for each Board meeting attended in person, and $750 for each in-person Board meeting attended by conference telephone;

•	a fee of $750 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	upon first joining the Board, a grant of options to purchase 10,000 shares of the Company’s common stock, which will become exercisable as to 33%, 33% and 34% of the underlying shares on the first, second and third anniversaries of the date of grant and have a term of seven years;

•	upon first joining the Board, a grant of restricted stock units valued at $90,000 on the date of grant, which will vest as to 33%, 33% and 34% on each of the first, second and third anniversaries of the date of grant;

•	an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of the Company’s stockholders, of immediately exercisable options to purchase 5,000 shares of the Company’s common stock;

•	an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of the Company’s stockholders, of restricted stock valued at $45,000 on the date of grant, which will vest on the first anniversary of the date of grant; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
     The adjustments to the equity-based portion of non-employee director compensation will be effected by means of an amendment to the Digene Corporation Amended and Restated Directors’ Stock Option Plan. The amendment, which has been approved by the Company’s Board of Directors, will need to be approved by the Company’s stockholders at the Company’s 2005 Stockholders Meeting, which is scheduled to be held on October 26, 2005.
Form of Stock Option Agreement
Attached as Exhibit 10.1 to this Current Report on Form 8-K is the Form of Non-Qualified Stock Option Agreement used in connection with grants of stock options under the Digene Corporation Amended and Restated 1999 Incentive Plan.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Non-Qualified Stock Option Agreement for the Digene Corporation Amended and Restated 1999 Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

/s/ Evan Jones

Date: August 3, 2005	By:	Evan Jones
Title: Chairman and Chief Executive Officer